                                                                     Exhibit 20

                       CIT Equipment Collateral 2004-VT1
                            Monthly Servicing Report

                                                                                        Determination Date:         04/16/04
                                                                                         Collection Period:         03/31/04
                                                                                              Payment Date:         04/20/04
                                                                                        -------------------   --------------
I.   AVAILABLE FUNDS

     A. Available Pledged Revenues

        a.   Scheduled Payments Received                                                                      $35,393,481.11
        b.   Liquidation Proceeds
                Allocated to Owner Trust                                                                          134,236.19
        c.   Required Payoff Amounts of
                Prepaid Contracts                                                                               4,606,149.58
        d.   Required Payoff Amounts of
                Purchased Contracts                                                                                96,381.39
        e.   Proceeds of Clean-up Call                                                                                  0.00
        f.   Investment Earnings on
                Collection Account and
                Note Distribution Account                                                                               0.00
                                                                                                              --------------
                                            Total Available Pledged
                                               Revenues =                                                     $40,230,248.27

     B. Determination of Available Funds

        a.   Total Available Pledged
                Revenues                                                                                      $40,230,248.27
        b.   Servicer Advances                                                                                  1,998,948.01
        c.   Recoveries of prior
                Servicer Advances                                                                              (4,621,597.11)
        d.   Withdrawal from Cash
                Collateral Account                                                                                      0.00
                                                                                                              --------------
                                            Total Available Funds =                                           $37,607,599.17
                                                                                                              ==============

II.  DISTRIBUTION AMOUNTS

     A. COLLECTION ACCOUNT DISTRIBUTIONS

           1.   Servicing Fee                                                                                     563,419.22

           2.   Class A-1 Note Interest
                   Distribution                                            252,195.26
                Class A-1 Note Principal
                   Distribution                                         32,824,938.32
                   Aggregate Class A-1
                   distribution                                                                                33,077,133.58

           3.   Class A-2 Note Interest
                   Distribution                                            192,500.00
                Class A-2 Note Principal
                   Distribution                                                  0.00
                   Aggregate Class A-2
                   distribution                                                                                   192,500.00

           4.   Class A-3 Note Interest
                   Distribution                                            632,500.00
                Class A-3 Note Principal
                   Distribution                                                  0.00
                   Aggregate Class A-3
                   distribution                                                                                   632,500.00

           5.   Class A-4 Note Interest
                   Distribution                                            128,430.00
                Class A-4 Note Principal
                   Distribution                                                  0.00
                   Aggregate Class A-4
                   distribution                                                                                   128,430.00

           6.   Class B Note Interest
                   Distribution                                             40,491.06
                Class B Note Principal
                   Distribution                                            978,521.20
                   Aggregate Class B
                   distribution                                                                                 1,019,012.26

           7.   Class C Note Interest
                   Distribution                                             23,663.61
                Class C Note Principal
                   Distribution                                            533,738.83
                   Aggregate Class C
                   distribution                                                                                   557,402.44

           8.   Class D Note Interest
                   Distribution                                             74,408.90
                Class D Note Principal
                   Distribution                                          1,245,390.61
                   Aggregate Class D
                   distribution                                                                                 1,319,799.51

           9.   Deposit to the Cash
                   Collateral Account                                                                                   0.00

          10.   Amounts in accordance
                   with the CCA Loan
                   Agreement                                                                                      117,402.16

          11.   Remainder to the holder
                   of the equity
                   certificate                                                                                          0.00
                                                                                                              --------------
                                            Collection Account
                                               Distributions =                                                 37,607,599.17
                                                                                                              ==============

     B. CASH COLLATERAL ACCOUNT
           DISTRIBUTIONS

           1.   Payment due on the Senior
                Loan                                                                                            2,394,681.67

           2.   Payment due on the
                Holdback                                                                                           36,055.51

           3.   Payment to the Depositor                                                                                0.00
                                                                                                              --------------
                                            Cash Collateral Account
                                               Distributions =                                                  2,430,737.18
                                                                                                              ==============

     C. INCORRECT DEPOSITS TO BE RETURNED
           TO CIT                           Collection Account
                                               Distributions =                                                          0.00
                                                                                                              ==============

III. INFORMATION REGARDING DISTRIBUTIONS
        ON THE SECURITIES

           ------------------------------------------------------------------------------------------
                                              Class A-1      Class A-2      Class A-3       Class A-4
                   Distribution Amounts         Notes          Notes          Notes           Notes
           ------------------------------------------------------------------------------------------
           1.   Interest Due                   252,195.26   192,500.00     632,500.00      128,430.00
           2.   Interest Paid                  252,195.26   192,500.00     632,500.00      128,430.00
           3.   Interest Shortfall                   0.00         0.00           0.00            0.00
                ((1) minus (2))
           4.   Principal Paid              32,824,938.32         0.00           0.00            0.00
           5.   Total Distribution Amount   33,077,133.58   192,500.00     632,500.00      128,430.00
                ((2) plus (4))

           ------------------------------------------------------------------------------------------
                                               Class B        Class C       Class D     Total Offered
                  Distribution Amounts          Notes          Notes         Notes          Notes
           ------------------------------------------------------------------------------------------
           1.   Interest Due                    40,491.06    23,663.61      74,408.90    1,344,188.83
           2.   Interest Paid                   40,491.06    23,663.61      74,408.90    1,344,188.83
           3.   Interest Shortfall                   0.00         0.00           0.00            0.00
                ((1) minus (2))
           4.   Principal Paid                 978,521.20   533,738.83   1,245,390.61   35,582,588.96
           5.   Total Distribution Amount    1,019,012.26   557,402.44   1,319,799.51   36,926,777.79
                ((2) plus (4))

IV.  Information Regarding the Securities

     A  Summary of Balance Information

           --------------------------------------------------------------------------------------------------------------
                                         Applicable   Principal Balance   Class Factor   Principal Balance   Class Factor
                                           Coupon          Apr-04            Apr-04           Mar-04            Mar-04
                       Class                Rate        Payment Date      Payment Date     Payment Date      Payment Date
           --------------------------------------------------------------------------------------------------------------
           a.   Class A-1 Notes            1.1200%     246,701,824.30        0.79325       279,526,762.62       0.89880
           b.   Class A-2 Notes            1.5400%     150,000,000.00        1.00000       150,000,000.00       1.00000
           c.   Class A-3 Notes            2.2000%     345,000,000.00        1.00000       345,000,000.00       1.00000
           d.   Class A-4 Notes            2.7000%      57,080,000.00        1.00000        57,080,000.00       1.00000
           e.   Class B Notes              1.9600%      23,811,924.30        0.92545        24,790,445.50       0.96348
           f.   Class C Notes              2.1000%      12,988,322.35        0.92575        13,522,061.18       0.96380
           g.   Class D Notes              2.8300%      30,306,085.48        0.92548        31,551,476.09       0.96351

           h.      Total Offered Notes                 865,888,156.43                      901,470,745.39

     B  Other Information

           -------------------------------------------------------------------
                                            Scheduled            Scheduled
                                         Principal Balance   Principal Balance
                                              Apr-04              Mar-04
                     Class                 Payment Date        Payment Date
           -------------------------------------------------------------------

                Class A-1 Notes          257,350,537.61       283,580,248.46

           -------------------------------------------------------------------------------------------------------------
                                                            Target           Class            Target            Class
                                                      Principal Balance      Floor       Principal Amount       Floor
                                           Class            Apr-04           Apr-04            Mar-04           Mar-04
                     Class               Percentage      Payment Date     Payment Date      Payment Date    Payment Date
           -------------------------------------------------------------------------------------------------------------
                Class A                    92.25%       798,781,824.31                    831,606,762.62
                Class B                     2.75%        23,811,924.30        0.00         24,790,445.50       0.00
                Class C                     1.50%        12,988,322.35        0.00         13,522,061.18       0.00
                Class D                     3.50%        30,306,085.48        0.00         31,551,476.09       0.00

V. PRINCIPAL

     A. MONTHLY PRINCIPAL AMOUNT

           1.   Principal Balance of
                Notes and Equity
                Certificates                                           901,470,745.39
                (End of Prior Collection
                Period)
           2.   Contract Pool Principal
                Balance (End of
                Collection Period)                                     865,888,156.43
                                                                       --------------
                Total monthly principal
                amount                                                  35,582,588.96

     B. PRINCIPAL BREAKDOWN                          No. of Accounts
                                                     ---------------
           1.   Scheduled Principal                       62,094        30,588,541.23
           2.   Prepaid Contracts                            247         4,606,149.58
           3.   Defaulted Contracts                           38           291,516.76
           4.   Contracts purchased by
                CIT Financial USA, Inc.                        3            96,381.39
                                                     --------------------------------
                Total Principal Breakdown                 62,382        35,582,588.96

VI. CONTRACT POOL DATA

     A. CONTRACT POOL CHARACTERISTICS

                                                      ------------------------------------------------
                                                         Original          Apr-04           Mar-04
                                                           Pool         Payment Date     Payment Date
                                                      ------------------------------------------------

           1.   a.  Contract Pool Balance             935,586,370.00   865,888,156.43   901,470,745.39
                b.  No of Contracts                           62,780           62,382           62,670
                c.  Pool Factor

           2.   Weighted Average
                Remaining Term                                 36.90            35.83            36.59

           3.   Weighted Average
                Original Term                                  44.00

     B. DELINQUENCY INFORMATION

                                        ----------------------------------------------------------------
                                                     % of Aggregate
                                          % of      Required Payoff       No. Of      Aggregate Required
                                        Contracts        Amount          Accounts       Payoff Amounts
                                        ----------------------------------------------------------------
           1.   Current                   96.65%         97.59%              60,290     849,605,727.12
                31-60 days                 1.91%          1.57%               1,191      13,667,651.83
                61-90 days                 0.88%          0.54%                 549       4,703,612.19
                91-120 days                0.55%          0.29%                 345       2,527,175.51
                120+ days                  0.01%          0.01%                   7          61,502.85

                   Total Delinquency     100.00%        100.00%              62,382     870,565,669.50

           2.   Delinquent Scheduled Payments:

                Beginning of Collection Period                         7,300,162.17
                End of Collection Period                               4,677,513.07
                                                                      -------------
                   Change in Delinquent Scheduled Payments            (2,622,649.10)


     C. DEFAULTED CONTRACT INFORMATION

           1.   Required Payoff Amount on Defaulted Contracts            291,516.76
           2.   Liquidation Proceeds received                            134,236.19
                                                                      -------------
           3.   Current Liquidation Loss Amount                          157,280.57

           4.   Cumulative Liquidation Losses to date                    157,280.57

                               % of Initial Contracts                         0.061%
                   % of Initial Contract Pool Balance                         0.017%

VII. MISCELLANEOUS INFORMATION

     A. SERVICER ADVANCE BALANCE

           1.   Opening Servicer Advance Balance                       7,300,162.17
           2.   Current Period Servicer Advance                        1,998,948.01
           3.   Recoveries of prior Servicer Advances                 (4,621,597.11)
                                                                      -------------
           4.   Ending Servicer Advance Balance                        4,677,513.07

     B. CASH COLLATERAL ACCOUNT

           1.   Opening Cash Collateral Account                       73,718,026.34

           2.   Deposit from the Collection Account                            0.00

           3.   Withdrawals from the Cash Collateral Account                   0.00

           4.   Ending Cash Collateral Account Balance                73,749,107.93

           5.   Required Cash Collateral Account Amount               71,435,772.91

           6.   Cash Collateral Account Surplus                        2,313,335.02

           7.   Investment Earnings                                       31,081.59

           8.   Distribution of CCA
                a. Senior Loan Interest                                 (155,073.44)
                b. Senior Loan Principal                              (2,239,608.23)
                c. Holdback Amount Interest                              (36,055.51)
                d. Holdback Amount Principal                                   0.00
                                                                      -------------
                      Total Distribution                              (2,430,737.18)

     C. OTHER RELATED INFORMATION

           1.   Discount Rate                                2.8380%

           2.   Life to Date Prepayment (CPR)               10.4335%

           3.   Life to Date Substitutions:

                a. Prepayments                       0.00

                b. Defaults                          0.00

                                                Apr-04         Mar-04
                   Item                      Payment Date   Payment Date
-------------------------------------------------------------------------

           4.   a.  Senior Loan             28,124,303.60   30,406,557.03
                b.  Holdback Amount         42,101,386.65   42,101,386.65

           5.   Applicable Rates for
                the Interest Period:
                a.  Libor Rate for the
                    Interest Period                1.0900%
                b.  Senior Loan Interest
                    Rate                           4.5900%
                c.  Holdback Amount
                    Interest Rate                  7.0900%

           6. DELINQUENCY, NET LOSSES AND CPR HISTORY

---------------------------------------------------------------------------------------------------
                      % of                  % of                  % of                  % of
                   Aggregate             Aggregate              Aggregate             Aggregate
                Required Payoff       Required Payoff        Required Payoff       Required Payoff
                    Amounts               Amounts                Amounts               Amounts
Collection
  Periods     31-60 Days Past Due   61-90 Days Past Due   91-120 Days Past Due   120+ Days Past Due
---------------------------------------------------------------------------------------------------
03/31/04              1.57%                 0.54%                  0.29%                0.01%
02/29/04              3.16%                 0.52%                  0.00%                0.00%
---------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
Collection       Cumulative Net         Monthly Net
  Month         Loss Percentage            Losses               LTD CPR
------------------------------------------------------------------------------
  March-04           0.017%              157,280.57              10.43%
February-04          0.000%                    0.00               8.50%
------------------------------------------------------------------------------